EXHIBIT 23.1

Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway Henderson, NV 89052 702.257.1984 702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated August 29, 2005, accompanying the restated financial statements of Sky Petroleum, Inc. (formerly Seaside Exploration, Inc.) on Form SB-2 for the year ended December 31, 2004. We have also reviewed the interim financial statements through the six-month period ended June 30, 2005. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Sky Petroleum, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP
September 12, 2005